Exhibit 5.2

+1 212 230 8800 (t)

+1 212 230 8888 (f)

www.wilmerhale.com

August 1, 2016

Thermo Fisher Scientific Inc.

81 Wyman Street

Waltham, Massachusetts 02451

Thermo Fisher Scientific (Finance I) B.V.

Takkebijsters 1

4817 BL Breda

Netherlands

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-3 of Thermo Fisher Scientific Inc. and Thermo Fisher Scientific (Finance I) B.V.

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Post-Effective Amendment No. 1 to Registration Statement on Form S-3 filed on August 1, 2016 (SEC File No. 333-209867) (the “Registration Statement”) by Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), and Thermo Fisher Scientific (Finance I) B.V., a limited liability company organized and existing under the laws of the Netherlands (“Thermo Fisher International”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities (the “Securities”):

(i)	senior debt securities of Thermo Fisher International (the “Thermo Fisher International Debt Securities”); and

(ii)	guarantees by the Company of the Thermo Fisher International Debt Securities (the “Guarantees”),

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

We are acting as U.S. counsel for the Company and Thermo Fisher International in connection with the filing of the Registration Statement. The Thermo Fisher International Debt Securities and the Guarantees may be issued pursuant to an indenture in the form included as Exhibit 4.3 to the Registration Statement (the “Thermo Fisher International Indenture”) to be entered into among Thermo Fisher International, the Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, which trustee has been duly qualified under the Trust Indenture Act of 1939, as amended.

Wilmer Cutler Pickering Hale and Dorr LLP, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007

Beijing    Berlin    Boston    Brussels    Denver     Frankfurt    London    Los Angeles    New York    Palo Alto    Washington

August 1, 2016

We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon the corporate minute books of the Company as provided to us by the Company, the Certificate of Incorporation and the Bylaws of the Company (as restated and/or amended from time-to-time, the “Bylaws”).

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company provided to us by the Company.

We have relied as to certain matters on information obtained from public officials, officers and other representatives of the Company and directors and other representatives of Thermo Fisher International, and we have assumed (i) that one or more prospectus supplements will be prepared and filed with the Commission describing the Securities offered thereby; (ii) that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable prospectus supplements; (iii) in the case of any Thermo Fisher International Debt Securities offered, that (a) the Thermo Fisher International Indenture will be duly authorized, executed and delivered by the parties thereto other than the Company in substantially the form filed as Exhibit 4.3 to the Registration Statement, (b) any supplemental indenture relating to a series of Thermo Fisher International Debt Securities and Guarantees to be issued under the Thermo Fisher International Indenture will be duly authorized, executed and delivered by the parties named therein other than the Company and (c) the Thermo Fisher International Debt Securities will be duly authenticated by the trustee named in the Thermo Fisher International Indenture; (iv) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company; (v) that the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware; (vi) that Thermo Fisher International will be validly existing as a limited liability company and in good standing under the laws of the Netherlands and (vii) the accuracy of the opinion letter, dated August 1, 2016, of Linklaters LLP, which is being filed as Exhibit 5.3 to the Registration Statement.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company and Thermo Fisher International and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or Thermo Fisher International, as applicable, or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

August 1, 2016

We have also assumed that there will not have occurred, prior to the date of issuance of any Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of such Securities, the Board of Directors of each of the Company and Thermo Fisher International (or any committee of such Board of Directors or any person acting pursuant to authority properly delegated to such person by the Board of Directors of the Company or Thermo Fisher International or any committee of such Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of such Securities.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally; (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing; (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We express no opinion herein with respect to compliance by the Company or Thermo Fisher International with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction. We have not acted as counsel for Thermo Fisher International with respect to matters of Dutch law, or other applicable foreign law.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company or Thermo Fisher International; (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies; (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof; (iv) that is in violation of public policy; (v) relating to indemnification and contribution with respect to securities law matters; (vi) that provides that the terms of any agreement may not be waived or modified except in writing; (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct; (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Thermo Fisher International Debt Securities, when (i) all valid and necessary company action on the part of Thermo Fisher International has been taken by Thermo Fisher International in conformity with Thermo Fisher International’s Deed of Incorporation and Articles of Association (the “Thermo Fisher International Authorizing

August 1, 2016

Actions”); (ii) the Thermo Fisher International Indenture has been duly authorized, executed and delivered; (iii) the terms of the Thermo Fisher International Debt Securities and of their issuance and sale have been duly established in conformity with the Thermo Fisher International Indenture and the Thermo Fisher International Authorizing Actions and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Thermo Fisher International and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Thermo Fisher International; (iv) such Thermo Fisher International Debt Securities have been duly executed and authenticated in accordance with the Thermo Fisher International Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) Thermo Fisher International has received the consideration therefor, such Thermo Fisher International Debt Securities will constitute valid and binding obligations of Thermo Fisher International, enforceable against Thermo Fisher International in accordance with their terms.

2. With respect to the Guarantees, when (i) the Thermo Fisher International Debt Securities and the related Guarantees are specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (the “Company Authorizing Actions”) and the Thermo Fisher International Authorizing Actions, as applicable; (ii) the Thermo Fisher International Indenture has been duly authorized, executed and delivered; (iii) the terms of the Thermo Fisher International Debt Securities and the related Guarantees and their issue and sale have been duly established in conformity with the Thermo Fisher International Indenture, the Company Authorizing Actions and the Thermo Fisher International Authorizing Actions and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or Thermo Fisher International and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or Thermo Fisher International; (iv) such Guarantees have been duly executed and authenticated in accordance with the Thermo Fisher International Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and (v) Thermo Fisher International has received the consideration for the related Thermo Fisher International Debt Securities, such Guarantees will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

August 1, 2016

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Knute J. Salhus
Knute J. Salhus, a Partner